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                                                                   Exhibit 4.4


                                PHARMAPRINT INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


OPTIONEE                         : Joerg Gruenwald

GRANT DATE                       : July 7, 1998

OPTION PRICE                     : $8.875

NUMBER OF SHARES                 : 50,000

EXPIRATION DATE                  : July 7, 2008



           This Agreement, made as of July 7, 1998, [the "GRANT DATE"] between PharmaPrint Inc., a California corporation [hereinafter called the "COMPANY"], and Joerg Gruenwald [hereinafter called "OPTIONEE"]. Upon execution of this Agreement, the previously executed Non-qualified Stock Option Agreement dated June 22, 1998 shall be deemed null and void.

                                   WITNESSETH

           WHEREAS, the Company has adopted the PHARMAPRINT INC., 1995 STOCK OPTION PLAN, AS AMENDED [the "PLAN"], which Plan is incorporated herein by reference and made a part of this Agreement; and

           WHEREAS, the Company regards Optionee as a valuable contributor to the success of the Company and its Affiliates, and has determined that it would be to the advantage and interest of the Company and its shareholders to grant the Option provided for in this Agreement to Optionee under the Plan [as an inducement to remain in the service of the Company and its Affiliates , and as an incentive for increased efforts during such service];

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

           1. NUMBER OF SHARES AND OPTION PRICE. The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of the number of shares of the Common Stock,

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without par value, of the Company [hereinafter called the "Stock"] set forth above. The purchase price of the Stock subject to this Option shall be the Option Price per share set forth above.

           2.  VESTING SCHEDULE AND OPTION PERIOD.

                  [a] The Option Period to purchase shares of Common Stock shall vest quarterly over one year from the Grant Date set forth above, and, except as provided in paragraph 3 or paragraph 4, shall end on the Expiration Date as set forth above upon the execution of this agreement. Optionee shall be entitled to vest a limit of fifty thousand options per year for each year of Optionee's Consulting Agreement dated June 22, 1998. All unvested options only, for the year in which a sale of the Company shall occur, will accelerate and fully vest up to the maximum of options available in that sale year. The maximum number of shares available over the three year term of Optionee's Consulting Agreement that can be purchased is one hundred fifty thousand (150,000) shares.

                  [b] This Option shall be exercisable only during the Option Period, and during such Option Period, the exercise of the Option shall be subject to the limitations of Paragraph 3 and Paragraph 4.

           3. LIMITS ON OPTION PERIOD. The Option Period may end before the Expiration Date, as follows:

                  [a] If Optionee's status as an employee of or consultant to the Company or an Affiliate terminates for any reason during the Option Period, other than as set forth in paragraphs 3[b], [c] or [d] below, the Option Period shall end ninety [90] days after such termination or on the Expiration Date, provided said options are registered or ninety [90] days after said options shall have become registered, whichever shall occur first. Optionee shall have the right to exercise, to the extent then exercisable and vested [or on such accelerated basis as the Plan Committee shall determine at or after Grant Date], any portion of this Option in accordance with the terms hereof.

                  [b] If Optionee's status as an employee of or consultant to the Company is terminated by reason of [i] the Company terminating Optionee's Employment Agreement or Consulting Agreement, if any, for Cause [as may defined therein] or [ii] Optionee terminating the Employment Agreement in breach of the provisions thereof, the Option Period shall immediately end as of the date of termination and Optionee shall forfeit all rights which he may have to exercise any unvested options. For purposes of determining the date of termination of Optionee's Employment Agreement or Consulting Agreement in the event of a termination by the Company for Cause, such date shall be deemed for purposes of this paragraph 3[b] ,only, to be the date the Company provides Optionee with written notice of his material failure to perform his duties under the Employment Agreement or Consulting Agreement.

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                  [c] If Optionee's status as an employee of or consultant to the Company is terminated by reason of death, the Option Period shall end one year after the date of death or on the Expiration Date, whichever shall occur first, and Optionee's executor or administrator or the person or persons to whom Optionee's rights under this Option shall pass by will or by the applicable laws of descent and distribution may exercise, to the extent then exercisable [or on such accelerated basis as the Plan Committee shall determine at or after Grant Date], any portion of this Option in accordance with the terms hereof.

                  [d] If Optionee's status as an employee of or consultant to the Company is terminated by reason of disability, the Option Period shall end one year after the date of cessation of such status or on the Expiration Date, whichever shall first occur. Optionee shall have the right to exercise, to the extent then exercisable [or on such accelerated basis as the Plan Committee shall determine at or after Grant Date], any portion of this Option in accordance with the terms hereof.

           4. VESTING OF RIGHT TO EXERCISE OPTIONS; PARTIAL EXERCISE; FRACTIONAL SHARES.

                  [a] Subject to the terms of paragraphs 2 and 3 above, no options shall vest after the date on which Optionee is no longer an employee of or consultant to the Company. Any portion of the Option that is not exercised shall accumulate and may be exercisable at any time prior to the Expiration Date.

                  [b] No partial exercise of this Option may be for less than five [5] percent of the total number of shares then available under this Option to purchase shares of Stock.

                  [c] In no event shall the Company be required to issue fractional shares.

                  [d] In the event of a Change of Control [as defined below] of the Company, all unvested options shall immediately vest and become exercisable. Change of Control shall mean the occurrence of any or all of the following events: [i] the sale of all or substantially all of the Company's assets, [ii] the merger or consolidation of the Company where [x] the Company is not the surviving entity [other than a merger for the purposes of reincorporating the Company in a jurisdiction other than California] or [y] parties other than the Company's security holders own, following consummation of the merger, in excess of 50% of the Company's issued and outstanding shares of Common Stock on a fully diluted basis after giving effect to the exercise, exchange or conversion of any options, warrants, preferred stock or other securities exercisable, exchangeable or convertible into Common Stock of the Company, or [iii] if any individual, corporation, partnership or other entity [a "Person"], other than the Company or any employee benefit plan of the Company or of any Affiliate or Associate [each as defined in Rule 12b-2

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           under the Securities Exchange Act of 1934, as amended], shall, together with Affiliates or Associates of such Person, acquire or become the beneficial owner of, in the aggregate, in excess of 50% of the Common Stock of the Company issued and outstanding following such acquisition on a fully diluted basis after giving effect to the exercise, exchange or conversion of any options, warrants, preferred stock or other securities exercisable, exchangeable or convertible into Common Stock of the Company.

           5. METHOD OF EXERCISE. Subject to Section 4, Optionee may exercise this Option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

                  [a] By giving the Company written notice of such exercise, specifying the number of shares as to which this Option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: cash, a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States.

                  [b] Optionee shall be required, as a condition precedent to acquiring Stock through exercise of the Option to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which other shareholders of the Company are subject at the time of such exercise.

                  [c] Optionee shall give the Company satisfactory assurance in writing signed by Optionee or Optionee's legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof; provided that such assurance shall be deemed inapplicable to [1] any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which has heretofore been [or may hereafter be] filed and become effective under the Securities Act of 1933, as, amended [the "Securities Act"], and with respect to which no stop order suspending the effectiveness thereof has been issued, and [2] any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

           As soon as practicable after receipt of the notice required in paragraph 5[a] hereof and satisfaction of the conditions set forth in paragraphs 5[b] and 5 [c ], the Company shall, without transfer or issue tax and without any other incidental expense to the Optionee, deliver to Optionee at the office of the Company or such other place as may be mutually acceptable to the Company and Optionee a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Securities Exchange Act of 1934, as amended any applicable listing requirements of any

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national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares. Optionee shall not be entitled to the privileges of stock ownership as to any shares of Stock purchased hereunder until such certificate is delivered pursuant to this paragraph 5. If Optionee fails to accept delivery any pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, Optionee's right to purchase such undelivered shares may be terminated by the Company at its election.

           6. ADJUSTMENTS. If there should be any change in the Stock subject to this Option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, appropriate adjustments shall be made to this Option in order to preserve, but not to increase, the benefits to the Optionee, including adjustments in the number of shares subject to the Option and in the price per share. Any adjustments made pursuant to this paragraph 6 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of Stock equal to the number of shares subject to this Option.

           7. NON-TRANSFERABLE OPTION. This Option shall, during Optionee's lifetime, be exercisable only by Optionee, and neither this Option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this Option or of any right hereunder, except as provided for in this Agreement, or in the event of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this Option by notice to Optionee and this Option shall thereupon become null and void.

           8. NO SHAREHOLDER RIGHTS. Neither Optionee nor any person entitled to exercise Optionee's rights in the event of Optionee's death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this Option except to the extent the certificates for such shares shall have been issued upon the exercise of this Option.

           9. CONTINUATION OF SERVICE. Nothing in this Agreement shall confer upon any person any right to continue in the service of the Company or any Affiliate thereof, or interfere in any way with the right of the Company or any such Affiliate to terminate such relationship at any time, with or without cause, but nothing contained herein shall effect any other contractual rights of an employee or consultant.

           10. CONFLICT WITH THE PLAN. This Agreement and the Option herein granted is expressly subject to the terms and conditions of the Plan, which Optionee acknowledges is incorporated herein by reference. In the event of any conflict between this Agreement and the Plan, the Plan shall prevail.

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           11. ABSENCE OF REGISTRATION OF OPTION SHARES AND EFFECT
THEREOF. The Optionee has been advised that the shares of stock acquired by exercise of the option [the "Option Shares"] have not been registered with the Securities and Exchange Commission [the "SEC"], or under applicable state securities laws, and accordingly may not be offered, sold, or otherwise transferred except in compliance with the Securities Act and applicable state securities laws. The Optionee has been further advised that the effect of the representations and warranties above set forth is that the Optionee must bear the economic risk of Optionee's investment in the stock indefinitely unless registered pursuant to the Securities Act and applicable state securities laws or if, in the opinion of counsel in form and substance satisfactory to the Company, an exemption from such registration requirements is available.

           12. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE
OPTION SHARES. Optionee represents and warrants that Optionee is familiar with the business and prospects of the Company. The Company shall make available the by-laws, minute book, stock transfer book and other records of the Company for inspection by Optionee, and that the Company shall make available the opportunity to ask questions and receive answers concerning the business and affairs of the Company.

           The Company has discussed with Optionee certain aspects of its business and prospects and provided Optionee access to the records referred to above. Those discussions and written information were intended to describe the aspects of the Company's business and prospects which it believes to be material, but were no a thorough or exhaustive description of the Company's business or prospects. Therefore, the Company does not warrant the completeness of those discussions or information but only that such discussions and information represent its good faith opinion of its business and prospects.

           Optionee represents and warrants that the investment occurring by reason of exercise of the Option is in accord with the nature and size of Optionee's present investments and net worth and that Optionee is financially able to bear the economic risk of this investment for an indefinite period of time. Optionee covenants to make such representations, warranties and covenants upon exercise, in whole or in part, of the Option as counsel to the Company may deem appropriate to assure compliance with securities laws.

           13. ABSENCE OF POSSIBILITIES FOR REGISTRATION RIGHTS. Only the Company may file a registration statement with the SEC, and the Company is under no obligation to file a registration statement or any other disclosure statement with the SEC respecting the Option Shares.

           14. EXEMPTION FROM REGISTRATION OF OPTION SHARES NOT ASSURED. The Optionee also has been advised that holders of Option Shares cannot be assured that any exemption from the Securities Act will be available, or if available, will allow such holders to dispose of or otherwise transfer Option Shares, under the circumstances, in the amounts, or at

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the times proposed by them. Specifically, Optionee has been advised that Rule
144 promulgated under the Securities Act which provides for certain limited, routine sales of unregistered securities, is not available with respect to the Option Shares. If, as seems unlikely, Rule 144 should come available, the Optionee understands that the Company is under no obligation to furnish the Optionee or others with the information necessary to enable the Optionee to sell any of the Optionee Shares under Rule 144.

           15. LEGENDS AND STOP-TRANSFER ORDER ON OPTION SHARES. The certificates representing the Option Shares acquired by the Optionee upon exercise of the Option shall bear legends substantially similar to the following [in addition to any other legends deemed appropriate by counsel to the Company]:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ["THE ACT"] OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL [IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY], SUCH OFFER, SALE OR TRANSFER OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

           Additionally, in order to conform with various state securities and other laws the following or similar legend may appear on any and all share certificates issued to the Optionee upon exercise of the Option:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS UPON TRANSFER [INCLUDING RIGHTS OF FIRST REFUSAL AND OF REPURCHASE] AS SET FORTH IN A NONQUALIFIED STOCK OPTION AGREEMENT AND STOCK PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY AND THE RECORD HOLDER, AND IN THE BYLAWS OF THE COMPANY.

           The Optionee further agrees, in order to ensure compliance with the restrictions referred to in the foregoing legends, or elsewhere herein, that the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to such certificates or instruments, or if the Company transfers its own securities, that it may make appropriate notations to the same effect in the Company's records.

           16. NOTICES. Any notice required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Chief Financial Officer at the Office of the Company, and any notice given to Optionee shall be addressed to Optionee at the address indicated beneath Optionee's signature hereto or such other address as either party may here after designate in writing to the other. Any such notice shall be deemed to have been duly given when

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actually received or when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited [postage or registration or certification fee prepaid] in a post office or branch post office regularly maintained by the United States.

           17. CONCLUSIVE AUTHORITY OF COMMITTEE AND BOARD. All decisions of the Committee and the Board upon any question arising under the Plan or under this Agreement shall be conclusive.

           18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company. Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

           19. WITHHOLDING. Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable state or local income tax withholding requirements or social security requirements.

           20. GOVERNING LAW. The interpretation, performance, and enforcement of this Option Agreement shall be governed by the laws of the State of California.

           21. ATTORNEY'S FEES. In the event of litigation arising hereunder, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees and costs.

           IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by a duly authorized individual, and Optionee has hereunto set his hand as of the day and year first written above.

Company:   PharmaPrint Inc.,

           By: /S/ ROBERT J. BURGESS
              --------------------------------------------
                   Robert J. Burgess, President &
                   Chief Operating Officer

Optionee:  By: /S/ JOERG GRUENWALD
              --------------------------------------------
                   Joerg Gruenwald

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